Exhibit 10.18
Pages where confidential treatment has been requested are stamped ‘Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,’ and the confidential section has been marked as follows: [***].
LICENSE AGREEMENT FOR NF/GA992 AND NF/GA993
     THIS AGREEMENT is made this 1st day of December, 2008 (“Effective Date”), by and between THE SAMUEL ROBERTS NOBLE FOUNDATION, INC. (“NOBLE”), an Oklahoma nonprofit corporation, and CERES, INC., a Delaware corporation (“CERES”).
     WHEREAS, NOBLE and UGARF entered into a TESTING AND EVALUATION AGREEMENT, dated 15 May 2006 (“UGARF TESTING AGREEMENT”), that grants NOBLE an exclusive license to test and evaluate switchgrass varieties NF/GA991, NF/GA992, NF/GA001 and NF/GA002 with an exclusive option to obtain an exclusive, world-wide license, with the right to sublicense, to produce, use, sell and commercially exploit the same;
     WHEREAS, NOBLE and UGARF entered into a VARIETY LICENSE AGREEMENT, dated 15 May 2006 (“UGARF NF/GA993 LICENSE”), attached in ANNEX A, that grants NOBLE an exclusive, world-wide license, with the right to sublicense, to produce, use, sell and commercially exploit NF/GA993 seed;
     WHEREAS, NOBLE and UGARF amended the UGARF NF/GA993 LICENSE on 30 September 2008 (“UGARF NF/GA993 LICENSE AMENDMENT”), attached in ANNEX B, to expand NOBLE’s rights thereunder to also include an exclusive, world-wide license, with the right to sublicense, to produce, use, sell and commercially exploit NF/GA992 seed;
     WHEREAS, CERES has the ability to assume production of and to commercialize energy crops, including, switchgrass crops and wishes to produce, use, sell and commercially exploit NF/GA992 seed as well as NF/GA993 seed;
     WHEREAS, CERES and NOBLE entered into an EVALUATION, PRODUCTION AND LICENSE AGREEMENT, dated 19 May 2006, that grants CERES, among other rights, the exclusive, world-wide license to produce, use, sell and commercially exploit NF/GA993 seed;
     WHEREAS, CERES and NOBLE desire to consolidate the sublicense of switchgrass varieties NF/GA992 and NF/GA993 in a single written agreement;
     WHEREAS, CERES and NOBLE will, on or about the execution of this Agreement, execute a REVISED EVALUATION, PRODUCTION AND LICENSE AGREEMENT, wherein such agreement will reflect and not overlap with the right granted herein;
     WHEREAS, CERES and NOBLE recognize that the rights intended to be granted hereunder can be a strong incentive for CERES to risk money and other resources needed to produce, use, sell and commercially exploit NF/GA992 and NF/GA993 seed for wide public enjoyment;
     WHEREAS, NOBLE wishes to grant CERES a sublicense to produce, use, sell and commercially exploit NF/GA992 and NF/GA993 seed pursuant to its rights under the UGARF NF/GA992 and NF/GA993 LICENSE;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and of other good and valuable consideration, the parties have agreed and do hereby agree as follows:
1. DEFINITIONS.
     1.1 “LICENSED VARIETIES” means switchgrass varieties NF/GA992 and NF/GA993 collectively, and “LICENSED VARIETY” means NF/GA992 or NF/GA993, individually, as the case may be.
     1.2 “LICENSED TERRITORY” means the United States of America and all other countries of the world.
     1.3 “LICENSED PRODUCTION TERRITORY” means the United States of America and all other countries of the world.
     1.4 “BREEDER SEED” means seed of a LICENSED VARIETY that (a) is identified by NOBLE as being of a suitable standard of physical and genetic purity to produce FOUNDATION SEED and (b) resulted from the final breeding of such LICENSED VARIETY.
     1.5 “FOUNDATION SEED” means seed produced from plants grown directly from BREEDER SEED, cultivated according to certification regulations and that meets the specifications of the official seed certifying agency of the jurisdiction in which said seed is/was produced.
     1.6 “REGISTERED SEED” means seed produced from plants grown directly from FOUNDATION SEED, cultivated according to certification regulations and that meets the specifications of the official seed certifying agency of the jurisdiction in which the seed is/was produced.
     1.7 “CERTIFIED SEED” means seed produced from plants grown directly from FOUNDATION SEED or REGISTERED SEED, cultivated according to certification regulations and that meets the specifications of the official seed certifying agency of the jurisdiction in which the seed is/was produced.
     1.8 “NON-CERTIFIED SEED” means seed produced from plants cultivated according to certification regulations of the official seed certifying agency of the jurisdiction in which the seed is/was produced; however, such seed does not meet the specifications of CERTIFIED SEED but may be sold as a LICENSED VARIETY.
     1.9 “COMMERCIAL SEED” means REGISTERED SEED, CERTIFIED SEED, or NON-CERTIFIED SEED, that is sold for purposes other than seed production.
     1.10 “INTELLECTUAL PROPERTY RIGHTS” means all rights in any plant variety, patent, plant breeders rights, registration or equivalent intellectual property protection, or any applications thereof, for the LICENSED VARIETIES, which may be filed in United States of America, or other jurisdictions, with the exception of TRADEMARKS. INTELLECTUAL PROPERTY RIGHTS, when applied for or granted, will be set forth in ANNEX C.

     1.11 “TRADEMARK” means any trademark, trade name or logo owned by CERES and intended for use with a LICENSED VARIETY; provided however, it is recognized that U.S. regulations prohibit the registration of any plant variety name as a trademark or trade name.
     1.12 “COMMERCIAL NAME” means the complete, preferred name of a LICENSED VARIETY under which such LICENSED VARIETY will be marketed and sold.
     1.13 “NET SELLING PRICE” means the actual wholesale price for seeds of the LICENSED VARIETIES received by CERES or any AFFILIATED COMPANY from a third party for the sale of such seed, excluding seed for further seed production, less any (a) customary trade, quantity, or cash discounts; (b) amounts repaid or credited by reason of rejection or return; (c) any sales, use, tariff, customs duties, V.A.T. and/or other taxes, duties and similar governmental assessments (except taxes based on income); and (d) outbound transportation, shipping, packing, costs of insurance in transit paid by CERES or an AFFILIATED COMPANY; subject in all cases to (a) to (d) being separately charged on customer invoices or credit notes. Where there is no identifiable sale price or when a LICENSED VARIETY is sold to other than bona fide, arms length customers of CERES or any AFFILIATED COMPANY, CERES or the AFFILIATED COMPANY shall be deemed to have received the NET SELLING PRICE calculated based only on the final sale of the seed (wholesale level) to an independent third party, otherwise referred to as net wholesale price payable by dealers. If no such current price is available, a hypothetical fair market value price will be determined by the parties jointly in good faith for the purpose of calculating NET SELLING PRICE.
     1.14 “LICENSE INCOME” means the gross amount actually received by either CERES or any AFFILIATED COMPANY in consideration for the grant of SUBLICENSES (defined below) to SUBLICENSEES (defined below) that are not AFFILIATED COMPANIES to produce and sell seed of the LICENSED VARIETIES, including up-front fees, lump sum payments and any running royalties on a product-by-product and jurisdiction-by-jurisdiction basis, without deduction of any kind.
     1.15 “AFFILIATED COMPANY” means any company owned or controlled by, under common control with or controlling CERES, “control” meaning in this context the direct or indirect ownership of fifty percent (50%) or more of the voting stock/shares of a company, or the power to nominate at least half of the directors.
     1.16 “SUBLICENSE” means any sublicense granted (a) by CERES to an AFFILIATED COMPANY or (b) by CERES or an AFFILIATED COMPANY to any third party (“SUBLICENSEE”), as authorized by this Agreement, to produce and sell a LICENSED VARIETY (or LICENSED VARIETIES).
     1.17 “MARKETING PLAN” means a detailed written plan for production, distribution, selling and promotion of each LICENSED VARIETY prepared by or on behalf of CERES and submitted to NOBLE. A MARKETING PLAN will be non-binding, i.e., the performance of CERES (through CERES and/or any SUBLICENSEE) shall not be compared by forecasts and/or projections therein and such forecasts and/or projections are merely advisory. Each MARKETING PLAN, binding or non-binding, shall include at least the information outlined in ANNEX D. Actual, adopted MARKETING PLANS shall be attached as further annexes to this Agreement as adopted and identified as “binding” or “non-binding” as agreed to by the parties.

2. GRANT OF LICENSE.
     2.1 Subject to CERES’ compliance with the obligations of this Agreement and the reservations of Paragraph 2.2, NOBLE hereby grants CERES an exclusive sublicense to:
(a)	Access to BREEDER SEED, whether produced by NOBLE or CERES; and

(b)	Produce all seed of the LICENSED VARIETIES in the LICENSED PRODUCTION TERRITORY, wherein the right to produce BREEDER SEED shall be non-exclusive between CERES and NOBLE; and

(c)	Use, sell and commercially exploit the seed of the LICENSED VARIETIES in the LICENSED TERRITORY; and

(d)	Make sublicenses under any and all INTELLECTUAL PROPERTY RIGHTS.
     2.2 Notwithstanding Paragraph 2.1, NOBLE shall have an irrevocable, nonexclusive, nontransferable, royalty-free right to produce, use and evaluate the LICENSED VARIETY for any research, development, breeding, evaluation, demonstration and/or educational purpose or program conducted by NOBLE in accordance with the terms of the parties’ Master Research Agreement, dated 19 May 2006 (“MRA”).
     2.3 Sublicenses. CERES shall have the right to grant SUBLICENSES within the LICENSED TERRITORY provided that:
(a)	Any such SUBLICENSE shall be personal to the SUBLICENSEE and shall not be assignable unless to an affiliated company of that SUBLICENSEE, defined similarly as in Paragraph 1.15 but in the context of such SUBLICENSEE.

(b)	The terms and obligations of any such SUBLICENSE shall be consistent with the terms and obligations of this Agreement. Notwithstanding, CERES shall remain responsible for the operations of its SUBLICENSEES relevant to this Agreement as if such operations were conducted and carried out by CERES, including, but not limited to, the payment of all fees and royalties due under this Agreement.

(c)	CERES further shall deliver to NOBLE (under an obligation of confidentiality) a written summary of each SUBLICENSE agreement, which shall include the name and address of the SUBLICENSEE, scope of the SUBLICENSE, exclusive/non-exclusive status, territory, remuneration, reporting and diligence obligations, if any. This summary shall be provided within thirty (30) days after execution, modification or termination of the summarized agreement.

(d)	CERES will use commercially reasonable efforts to collect any and all amounts due to CERES under any SUBLICENSE for the sale of seed of each LICENSED VARIETY.

     2.4 CERES shall not sell or supply to any SUBLICENSEE, seed growing contractor or to any other third party any BREEDER SEED or FOUNDATION SEED for the purpose of seed production without an agreement obligating the recipient to sell or deliver the resultant seed to CERES, any AFFILIATED COMPANY, any SUBLICENSEE, any authorized distributor, or retailers as directed by CERES.
     2.5 Nothing in this Agreement shall be construed as conferring by implication, estoppel, or otherwise any license or rights under any INTELLECTUAL PROPERTY RIGHTS, whether owned by NOBLE or licensed to NOBLE, other than the one(s) expressly set forth in this Agreement.
     2.6 Notwithstanding Paragraph 2.4, CERES may supply unlabelled (i.e., without certification tag) COMMERCIAL SEED to a third party for the limited purposes of evaluating the agronomic performance of the LICENSED VARIETY. The third party shall enter into a written agreement with CERES that the seed supplied will not be used for further multiplication, breeding, selection or other improvements.
3. INTELLECTUAL PROPERTY RIGHTS.
     3.1 CERES agrees to prepare and file, or have prepared and filed, any and all applications for plant variety rights or other forms of intellectual property protection, including utility patents, for the LICENSED VARIETIES in the United States. Applications for intellectual property protection, whether plant variety rights and/or patents, shall be filed in the name of NOBLE and/or UGARF. At CERES’ discretion, plant variety rights and/or other forms of intellectual property protection may be filed in any other jurisdiction.
     3.1.1 If CERES intends to abandon any plant variety rights, pending or granted in any jurisdiction, CERES shall first give sufficient written notice to NOBLE to permit NOBLE the opportunity to assume such filing, examination and/or maintenance without prejudice and Paragraph 2.10 of the MRA will apply.
     3.1.2 Any application for plant variety rights shall reflect the COMMERCIAL NAME of the LICENSED VARIETY (Paragraph 5).
     3.2 CERES and NOBLE will consult with regard to INTELLECTUAL PROPERTY RIGHTS.
     3.3 The obligations of this paragraph shall not apply to any jurisdictions in which CERES has elected not to apply for intellectual property protection:
     3.3.1 CERES and NOBLE shall avoid carrying out any act that would prejudice the grant of INTELLECTUAL PROPERTY RIGHTS. Without limitation, neither party shall make available reproductive material of the LICENSED VARIETY at a date or in a manner that might jeopardize the right to seek INTELLECTUAL PROPERTY RIGHTS protection for the LICENSED VARIETY.
     3.3.2 CERES, whether directly or through any SUBLICENSEE, shall not sell any seeds of the LICENSED VARIETY until such time as the requirements for INTELLECTUAL PROPERTY RIGHTS have been established.

     3.3.3 The provisions of this Paragraph 3.3 shall not restrict or otherwise penalize any Disclosure authorized pursuant to Paragraph 11.4 of this Agreement.
     3.4 CERES shall use all reasonable endeavors to ensure in any sales jurisdiction of the LICENSED TERRITORY in which INTELLECTUAL PROPERTY RIGHTS exist that all bags or containers supplied by CERES and any SUBLICENSEE containing only seed of the LICENSED VARIETIES are clearly labeled to show that the packaged LICENSED VARIETY is covered and protected by INTELLECTUAL PROPERTY RIGHTS.
4. LICENSED VARIETY CONSIDERATION.
     4.1 In partial consideration for the rights granted in Paragraph 2.1 of this Agreement, CERES shall be responsible for any and all fees and expenses incurred in filing, examining, certifying and maintaining any INTELLECTUAL PROPERTY RIGHTS for the LICENSED VARIETIES, subject to the provisions of Paragraph 3.
     4.2 In partial consideration for the rights granted hereunder, CERES agrees to pay to NOBLE, on behalf of CERES and any AFFILIATED COMPANY, for the LICENSED VARIETIES, a royalty of:
(a)	[***] of the NET SELLING PRICE for the naked seed weight (exclusive of any coating materials that may be applied) of all COMMERCIAL SEED of the LICENSED VARIETIES in the LICENSED TERRITORY in a calendar year up to and including [***] ([***]) lbs.; and

(b)	[***] of the NET SELLING PRICE for the naked seed weight (exclusive of any coating materials that may be applied) of all COMMERCIAL SEED of the LICENSED VARIETIES in the LICENSED TERRITORY in such calendar year in excess of [***] ([***]) lbs. and up to and including [***] ([***]) lbs.; and

(c)	[***] of the NET SELLING PRICE for the naked seed weight (exclusive of any coating materials that may be applied) of all COMMERCIAL SEED of the LICENSED VARIETIES in the LICENSED TERRITORY in such calendar year in excess of [***] ([***]) lbs. and up to and including [***] ([***]) lbs.; and

(d)	[***] of the NET SELLING PRICE for the naked seed weight (exclusive of any coating materials that may be applied) of all COMMERCIAL SEED of the LICENSED VARIETIES, in the LICENSED TERRITORY in such calendar year in excess of [***] ([***]) lbs.
     4.3 In partial consideration for the rights granted hereunder, CERES agrees to pay to NOBLE [***] of any and all LICENSE INCOME received from its SUBLICENSEES.
     4.4. CERES shall have the right to sell, directly or through any AFFILIATED COMPANY and any SUBLICENSEE, limited quantities of seed of the LICENSED VARIETY as “variety not

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission stated” for inventory control and disposal of seed that does not satisfy the standards of COMMERCIAL SEED. CERES agrees to pay to NOBLE for sales made by CERES, any AFFILIATED COMPANY, and any SUBLICENSEE a royalty determined in accordance with Paragraph 4.2 (for sales by CERES and any AFFILIATED COMPANY) or in accordance with Paragraph 4.3 (for sales by SUBLICENSEES) for any such seed sales.
     4.4.1 “Limited quantities” shall not exceed 10% of the annual production of COMMERCIAL SEED in each calendar year.
     4.4.2 “Variety not stated” seed cannot be associated with, directly or indirectly, any COMMERCIAL NAME or include any other designations that identify such material as the LICENSED VARIETY.
     4.5 Notwithstanding any other provision contained in this Agreement and irrespective of the level of sales of seeds of a the LICENSED VARIETY under this Agreement, CERES shall pay to NOBLE for each calendar year of the term hereof a minimum royalty with respect to the designated LICENSED VARIETY only, according to the following schedule. Payment of this minimum royalty shall be due on or before March 31 of the succeeding year for which the payment is due.
Minimum Royalties for NF/GA993 ONLY:

Calendar Year	Minimum Royalty (USD)
2009	[***]
2010	[***]
2011	[***]
2012	[***]
2013	[***]
2014	[***]
2015	[***]
2016	[***]
2017	[***]
2018	[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Minimum Royalties for NF/GA992 ONLY:

Calendar Year	Minimum Royalty (USD)
2010	[***]
2011	[***]
2012	[***]
2013	[***]
2014	[***]
2015	[***]
2016	[***]
     4.6 The minimum royalty of Paragraph 4.5 shall not carry forward to subsequent calendar years as royalty credit against future sales. For clarification, the following rules shall guide the relationship between royalties and minimum royalties:
(a)	If the royalty payments due under Paragraph 4.2 for a LICENSED VARIETY is less than the respective minimum royalty of Paragraph 4.5 in a given year, then only the respective minimum annual royalty of Paragraph 4.5 for such LICENSED VARIETY shall be payable;

(b)	If the royalty payment due under Paragraph 4.2 for a LICENSED VARIETY exceeds the respective minimum royalty of Paragraph 4.5 in a given year, then the respective minimum annual royalty of Paragraph 4.5 shall not be payable;

(c)	Should there be a failure in production of seed of a LICENSED VARIETY, where CERES can evidence that sufficient acreage was established to produce adequate seed for payment of the minimum royalty of Paragraph 4.5 and production of seed failed due to circumstances beyond the control of CERES or CERES’ contract grower(s), then the minimum royalty will be paid pro-rata to the extent of the failure of seed production; and

(d)	While not applicable to the minimum royalties contemplated in Paragraph 4.5, the parties acknowledge and agree that future license agreements, if any, may include a maximum, annual minimum royalty, based on cumulative minimum royalty amounts from variety licenses and/or variety sublicenses by and between the parties, to manage the annual minimum royalty load on CERES.
     4.7 CERES shall be responsible for the collection and payment of royalties due to NOBLE for all seed sold in the LICENSED TERRITORY.

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

     4.8 CERES shall, in addition to any payments due under Paragraphs 4.1, 4.2, 4.3 or 4.6, pay all goods and service taxes (or other taxes) due on its commercial activity. If any royalty payments are subject to a withholding tax, then:
(a)	If the tax is reclaimable by CERES (or an associated AFFILIATED COMPANY), then CERES shall make the royalty payment without deduction; and

(b)	If the tax is non-reclaimable by CERES (or an associated AFFILIATED COMPANY), then CERES shall pay the net royalty (i.e., the royalty due less such withholding tax) and shall provide to NOBLE proper certificates for such withholding tax.
     4.9 All sums payable by CERES to NOBLE under this Agreement shall be payable in United States dollars. Royalties shall be payable by March 31 of each year with respect to the NET SELLING PRICE and LICENSE INCOME received by CERES and any AFFILIATED COMPANIES in the preceding calendar year. Payments shall be made by check to the following address:
Vice President, General Counsel
The Samuel Roberts Noble Foundation, Inc.
2510 Sam Noble Parkway
Ardmore, Oklahoma 73401
Such payments shall be accompanied by a written report setting forth seed production, sales by CERES, each AFFILIATED COMPANY, and each SUBLICENSEE of seed during the calendar year (identified by variety), permitted exclusions, related NET SELLING PRICE, CERES’ LICENSE INCOME, the royalties due, and all uncollected amounts due CERES (and any AFFILIATED COMPANY) from SUBLICENSEES. If no royalties are due, CERES also shall so report.
     4.10 Payments required under this Agreement shall, if overdue, bear interest at a per annum rate of one percent (1%) above the prime interest rate in effect on the due date, as reported in the Wall Street Journal, from the date the payment is due until it is received.
5. VARIETY NAMES, TRADE MARKS AND BRAND INTEGRITY.
     5.1 CERES shall use the following COMMERCIAL NAMES for the LICENSED VARIETIES, under which the seed of the LICENSED VARIETIES will be marketed and sold:
(a)	The COMMERCIAL NAME for NF/GA993 shall be “EG1101”.

(b)	The COMMERCIAL NAME for NF/GA992 shall be “EG1102”.
     5.2 In the event CERES seeks to change or modify the respective COMMERCIAL NAMES for the LICENSED VARIETIES, CERES will obtain the prior written approval of NOBLE before adopting and/or submitting any (final or proposed) COMMERCIAL NAME for registration, listing or introduction into commerce, wherein such approval will neither be unreasonably withheld nor delayed. The parties acknowledge that NOBLE will notify UGARF of such changes or modifications, in confidence, upon receiving notification from CERES hereunder.

     5.3 CERES shall use all reasonable endeavors to ensure that all references made by CERES, any AFFILIATED COMPANY, or any SUBLICENSEE to the LICENSED VARIETY shall use the COMMERCIAL NAME for the LICENSED VARIETY, as specified in applicable INTELLECTUAL PROPERTY RIGHTS, and shall use its best endeavors to ensure that all references by other parties shall use the same COMMERCIAL NAME and shall use this name in a manner which distinguishes it from any TRADEMARK. CERES, any AFFILIATED COMPANY or any SUBLICENSEE shall not falsely represent that any seeds of another variety being sold or offered for sale are seeds of the LICENSED VARIETY.
     5.3 CERES may determine TRADEMARK(s) associated or intended for use with a LICENSED VARIETY. CERES shall be the owner of all rights in any such TRADE MARK, chosen, applied to, used or registered in association with the LICENSED VARIETY.
6. SEED AND QUALITY AND PERFORMANCE REGULATIONS.
     6.1 NOBLE shall at all times maintain adequate supplies of BREEDER SEED of the LICENSED VARIETIES for CERES as well as adequate supplies of germplasm for the production of BREEDER SEED, wherein NOBLE shall provide needed quantities of such BREEDER SEED to CERES upon receipt of a written request for the same; provided, however, NOBLE shall have the right to retain a reasonable portion (or amount) of any such BREEDER SEED, such portion (or amount) being determined in the sole discretion of the breeder of the LICENSED VARIETIES, for research and/or archival purposes. For the seed required under this paragraph, NOBLE will take all necessary measures to reasonably ensure that all seed produced is handled and stored in such manner as to prevent contamination, theft, deterioration, or unintentional destruction.
     6.2 Subject to the obligations of NOBLE under Paragraph 6.1, CERES shall be responsible for multiplying seed of the LICENSED VARIETIES within the LICENSED PRODUCTION TERRITORY and using commercially reasonable efforts to produce, market and sell the resultant seed so as to ensure that COMMERCIAL SEED of the LICENSED VARIETIES is commercially available in the United States in reasonable quantities and at a reasonable price in 2009. Availability in foreign markets, if any, of the LICENSED VARIETY shall be determined by CERES no later than two (2) years after U.S. commercialization of such LICENSED VARIETY.
     6.3 CERES shall meet its own cost of promotion, overseas trials and listing of the LICENSED VARIETY in the LICENSED TERRITORY.
     6.4 CERES shall use reasonable endeavors to ensure that all seed of the LICENSED VARIETY offered for sale by CERES, any AFFILIATED COMPANY or SUBLICENSEE shall meet the normally accepted standards of the seed trade or certifying authorities relating to seed quality within the relevant jurisdiction of the LICENSED TERRITORY.
     6.5 Subject to the obligations of Paragraph 4.4, where CERES wishes to dispose of seeds of the LICENSED VARIETY without identity, CERES shall obtain prior written approval by NOBLE before disposing of any seed of the LICENSED VARIETY, such approval not to be unreasonably withheld. In the event that no response is received within five (5) working days of the request for approval being made then it shall be deemed that consent has been granted.

     6.6 CERES shall advise NOBLE of any downgrading of FOUNDATION SEED of the LICENSED VARIETY.
     6.7 When performing activities pursuant to this Agreement, each party shall be responsible for complying with all applicable laws, rules and regulations and obtaining any and all permits or authorizations or proceed to any notifications which may be required by such laws, rules and regulations.
     6.7.1 CERES shall at all times comply with and abide by any governing act, rules, regulations, by-laws, plant variety rights legislation or the like and/or requirements relating to the quality and sale of seeds of the LICENSED VARIETIES in the relevant jurisdictions of the LICENSED TERRITORY and shall use all reasonable commercial endeavors to obtain any necessary regulatory approvals for the LICENSED VARIETIES.
7. DILIGENCE.
     7.1 CERES will use commercially reasonable efforts to actively market and distribute seed of the LICENSED VARIETIES in the LICENSED TERRITORY, wherein such efforts shall be appropriately reflected in the MARKETING PLAN.
     7.2 CERES shall submit to NOBLE with its annual report under Paragraph 4.9 a report of progress made by CERES (and any AFFILIATED COMPANY), directly or through its SUBLICENSEES, in achieving marketing goals of previous years and meeting the objectives of the MARKETING PLAN submitted and agreed upon for the LICENSED TERRITORY. From time to time, but at least annually, CERES shall submit an amended and updated MARKETING PLAN for NOBLE’S review and acceptance, which will not be unreasonably withheld or delayed.
     7.3 Minimum diligence requirements for each LICENSED VARIETY shall be satisfied by the payment of the annual minimum royalty amounts for the prescribed years for only the specific LICENSED VARIETY set forth in Paragraph 4.5.
     7.4.1 If CERES fails to pay to NOBLE the prescribed annual minimum royalty, NOBLE shall have the right to convert the license granted to CERES with respect to such LICENSED VARIETY to non-exclusive, by written notice to CERES.
     7.4.2 Upon CERES’ written request, this Agreement shall be amended to terminate the annual minimum royalty and to convert the exclusive license grant of Paragraph 2.1 for the LICENSED VARIETY (or LICENSED VARIETIES) to a non-exclusive license grant.
8. BOOKS, RECORDS AND RIGHT OF AUDIT.
     8.1 CERES shall keep and shall cause each AFFILIATED COMPANY and each SUBLICENSEE to keep accurate records of all production and sales of seeds of the LICENSED VARIETY in each country of the LICENSED TERRITORY where such production and/or sales are made. These records should include, at least, the number of acres of LICENSED VARIETY seed under production, the physical location of each LICENSED VARIETY production field owned or controlled by CERES, any AFFILIATED COMPANY or any SUBLICENSEE, the total amount of seed of the LICENSED VARIETIES produced, the total amount of seed of the LICENSED

VARIETIES sold, including specifically the amount of COMMERCIAL SEED sold and the amount of seed sold and/or disposed of without identity (under Paragraphs 4.4 and 6.5) and all invoices or shipping documents relating to such sales.
     8.2 CERES shall allow an independent auditor, reasonably acceptable to CERES, appointed by NOBLE to inspect the records of CERES and any AFFILIATED COMPANY pertaining to the LICENSED VARIETY for the exclusive purpose of verifying the accuracy of the reports provided. Any such audit shall occur no more frequently than annually. Any such inspection shall occur during normal business hours and after NOBLE has provided written notice at least ten business days prior to the date of the intended inspection. NOBLE agrees that it and its representatives will hold the information obtained from the inspection in confidence, and not use it for any purpose other than verification of the royalties required to be paid hereunder. Any inspection under this paragraph shall be at the cost of NOBLE; provided that, if the inspection reveals that a net aggregate underpayment by CERES to NOBLE of more than five percent (5%) is found, CERES shall be obligated to reimburse NOBLE for the cost of such inspection.
9. ABATEMENT OF INFRINGEMENT.
     9.1 Each party shall notify the other of any suspected infringement of any INTELLECTUAL PROPERTY RIGHTS covering a LICENSED VARIETY (or LICENSED VARIETIES). During the term of this Agreement, CERES shall have right, but shall not be otherwise required, to bring suit to abate such infringement.
     9.1.1 CERES shall have the first option to bring suit alone for infringement of a LICENSED VARIETY (or LICENSED VARIETIES). If elected, in writing, CERES shall be responsible for taking those actions necessary to enforce the parties’ rights, wherein the expenses and cost of any such action shall be CERES’. CERES and NOBLE will consult with each other upon a course of action and enforcement strategy. CERES will be responsible for the conduct of any such enforcement action, and NOBLE will reasonably cooperate with CERES to effect the enforcement action, and if appropriate, determine a settlement position. CERES shall be responsible for retaining counsel and shall promptly notify NOBLE following retention of counsel, and NOBLE agrees to be represented by such counsel as may be required for any enforcement action or settlement. For purposes of settlement, CERES shall be the contact with the parties’ counsel as well as the opposing party(ies) and shall have the right to enter into settlements. CERES shall keep NOBLE advised as to all developments with respect to the enforcement action and settlement discussions, which includes supplying to NOBLE copies of all papers received and filed in sufficient time for NOBLE to comment thereon. NOBLE may attend any and all meetings with the parties’ counsel and the opposing side for settlement purposes. NOBLE agrees to voluntarily join in any action brought by CERES as a party plaintiff/defendant, if necessary, at the expense of CERES. If necessary, NOBLE agrees to enter into a joint defense agreement. Any damages received by CERES as a result of an enforcement action, after deduction of all enforcement related costs incurred by CERES, shall be considered as NET SELLING PRICE for the purpose of royalty payments to NOBLE; provided however, that any award that exceeds compensation for loss of revenue, costs and expenses incurred by CERES (e.g. punitive damages), after deduction of all enforcement related costs incurred by CERES, will be shared equally by the parties.

     9.1.2 In the absence of CERES’ and/or NOBLE’S participation in any such action, whether individually or jointly, UGARF reserves the right to bring such suit. In such instance, UGARF shall bear the entire cost of such litigation, including defending any counterclaims, and shall be entitled to retain the entire amount of any recovery of settlement.
     9.1.3 Should either party bring suit under the provisions of this Paragraph 13, and thereafter elects to abandon such action, then the party bringing suit shall give timely notice to the other party who may, if it so desires, or UGARF may, if it so desires, maintain the action. Unless the parties agree otherwise at the time of withdrawal, the withdrawing party shall have no further obligation for expenses for the subject action and shall not benefit from any subsequent settlement or other financial benefit received as a result of the subject action.
10. TERM AND TERMINATION.
     10.1 Subject to any other rights of termination under this paragraph, this Agreement shall have a term equal to the longer of:
(a)	On a jurisdiction-by-jurisdiction basis and LICENSED VARIETY-by-LICENSED VARIETY basis, the term of the INTELLECTUAL PROPERTY RIGHTS in the respective jurisdiction covering such LICENSED VARIETY; or

(b)	On a jurisdiction-by-jurisdiction basis and LICENSED VARIETY-by-LICENSED VARIETY basis, fifteen (15) years from the date of the first sale of the LICENSED VARIETY in such jurisdiction.
Notwithstanding the foregoing, the parties may, by mutual, written agreement, extend the term of this Agreement by additional five (5) year periods.
     10.2 Each party shall have the right to terminate this Agreement unilaterally by giving written notice of termination to the other party if such other party fails to satisfy its material obligations, which shall include but are not limited to, making required reports and making required payments, under this Agreement, and such party subsequently fails to cure such failure(s) within (a) thirty (30) days for failures to remit payment for amounts due under this Agreement and (b) ninety (90) days for all other obligations after receipt of written notice from the non-breaching party specifying such failure.
     10.3 NOBLE will have the right to terminate this Agreement unilaterally with thirty (30) days’ written notice to CERES (a) if CERES seeks protection under any bankruptcy, insolvency, receivership, trust, deed, creditors arrangement or comparable proceeding or if any such proceeding is instituted against CERES (and not dismissed within one hundred twenty (120) days) or (b) in case of dissolution or winding up of CERES (excluding any situation where all or substantially all of CERES’ assets, stock or business to which this Agreement relates are acquired by a third party (whether by sale, acquisition, merger, operation of law or otherwise)).
     10.4 CERES may after consultation with NOBLE terminate this Agreement by written notice if (a) in the commercially reasonable opinion of CERES, the markets for the LICENSED VARIETIES change, or do not develop as anticipated, so as to render the production, promotion and sale of the LICENSED VARIETIES uneconomical or impractical or (b) if CERES decides to cease substantially all activities in Panicum virgatum; provided however, CERES shall then terminate its promotion, marketing and sales of the LICENSED VARIETIES, whether directly or through any AFFILIATED COMPANIES.
     10.5 The parties may terminate this Agreement at any time by mutual, written agreement.
     10.6 Upon termination by CERES pursuant to Paragraph 10.2, NOBLE will promptly deliver to CERES any and all BREEDER SEED in its possession and promptly upon harvesting, any of the aforementioned seed from plants which are in NOBLE-controlled field(s) on the termination date, and NOBLE will grant CERES access to facilities and fields under its control for the purpose of collecting germplasm of each LICENSED VARIETY other than seed. Moreover, NOBLE will provide for the orderly transfer of CERES’ rights under this Agreement directly to UGARF.
     10.7 Upon termination of this Agreement, no existing SUBLICENSES granted by CERES or AFFILIATED COMPANIES to third parties shall be affected by such termination, and all such sublicenses shall remain in effect according to their terms, pursuant to the election of each SUBLICENSEE. NOBLE shall continue to be entitled to payments relating to such SUBLICENSES pursuant to this Agreement and such SUBLICENSES.
     10.8 Immediately upon termination of this Agreement, except termination by CERES on the basis of Paragraph 14.2:
(a)	CERES shall either destroy or return all BREEDER SEED and all FOUNDATION SEED to NOBLE. No compensation shall be due for any seed destroyed or returned pursuant to this paragraph.

(b)	CERES may continue to sell the seed of the LICENSED VARIETIES in the ordinary course of business for a period of one (1) year after the termination date; provided however, the royalties on such sales are paid in the amounts and in the manner provided in this Agreement. Following such one (1) year period, all remaining inventory of LICENSED VARIETY seed must be destroyed, and CERES shall notify NOBLE of the same.
     10.9 Termination or expiration of this Agreement, for any reason, shall not relieve either party of any obligation, liability accrued under this Agreement before termination or rescind any payments made or due before termination, for example, but not limited to, termination of this Agreement shall not prevent NOBLE from recovering any royalties due and payable as of termination (or thereafter, pursuant to Paragraph 10.10(b)). Termination or expiration of this Agreement shall not prevent either party from obtaining a remedy for any breach of the provisions of this Agreement.
     10.10 Paragraphs 8, 10, 11, 13, 14, 15, 16, and 17 will survive any termination of this Agreement.
11. CONFIDENTIALITY AND PUBLICATIONS.
     11.1 As used in this Agreement, the term “Confidential Information” shall mean (a) all non-public-information received by one party from the other in the framework of this Agreement and (b) any and all information, results (including materials) and observations generated by NOBLE in the performance of any this Agreement. Confidential Information can include, but is not limited to, information concerning the disclosing party’s operations, research, processes, techniques, data and non-public materials.
     11.2 From receipt to five (5) years after the disclosure of the relevant CONFIDENTIAL INFORMATION, the receiving party shall not use, except (a) for the benefit of the parties’ collaboration, or (b) such use as is expressly allowed by this Agreement, and/or disclose any Confidential Information to any third party without the prior written consent of the disclosing party if the Confidential Information was received from the other party, or the prior written consent of both parties if the Confidential Information was generated during the performance of this Agreement, excepting that information described in Paragraph 11.3. Confidential Information shall only be made accessible to each party’s employees or students on a need-to-know basis. Manuscripts and papers published in scientific journals and presentations made at public meetings that include Confidential Information are exempt from the conditions of this paragraph, provided the parties followed the procedure set forth in Paragraph 11.4.
     11.3 The receiving party shall have no obligations of confidentiality for information that: can be established through written evidence to be in the possession of the receiving party prior to the disclosure by the disclosing party; is or becomes public knowledge through no fault of the disclosing party; is acquired from others not under an obligation of confidentiality to the disclosing party. In addition, CERES shall have the right to proceed to disclosures of Confidential Information (a) as required to file for INTELLECTUAL PROPERTY RIGHTS or registration, (b) as required to exercise its commercialization rights granted in or on the basis of this Agreement and for related marketing activities, (c) as required by laws, rules or regulation or court ordering such as, without limitation, SEC regulations or (d) in CERES’ reasonable judgment, to (potential) investors and business partners.
     11.4 The parties agree that the researchers involved in the development of the LICENSED VARIETIES are permitted to present methods and/or results of the development activities at professional symposia or professional meetings and to publish the same in academic journals or like publications, subject to the obligations of this paragraph. If either party wishes to present results of the evaluation activities set forth in this Agreement at symposia and professional meetings or publish the same in journals or the like, the disclosing party must furnish copies of any proposed publication, presentation or disclosure (collectively “Disclosure”) to the other party at least thirty (30) days in advance of the specific submission, presentation, or other disclosure. If the non-disclosing party raises an objection within such thirty (30) day period with respect to any part of the proposed Disclosure, the parties will diligently cooperate to modify the objected matter. The non-disclosing party’s consent will be required for such Disclosure, but such consent will not unreasonably be withheld. If no objection is raised within the aforementioned thirty (30) day period, the disclosing party may proceed with the Disclosure.
     11.5 Each party shall be responsible for requiring any and all of its employees or students who will perform activities under this Agreement to be bound by a written agreement(s) that commits their inventions, discoveries, and other intellectual property to the party-employer and requires confidential treatment of party and third-party confidential information. Each party shall further notify each such employee, in writing, of their obligations and responsibilities under the terms of this Agreement, including but not limited to the provisions of this Article.

12. NOTICES.
     Any notices required to be given or which shall be given under this Agreement shall be in writing and delivered by first class mail or overnight (trackable) courier addressed to the Parties as follows:
Vice President of Commercial Development
Ceres, Inc.
1535 Ranch Conejo Blvd.
Thousand Oaks, California 91320
With a copy to:
Legal Department
Ceres, Inc.
1535 Ranch Conejo Blvd.
Thousand Oaks, California 91320
Vice President, General Counsel
The Samuel Roberts Noble Foundation, Inc.
2510 Sam Noble Parkway
Ardmore, Oklahoma 73401
In the event that notices under this Agreement are sent by certified or registered mail (or alternatively, by overnight courier) by one party to the other party at its above address, they shall be deemed to have been given or made as of the date so mailed.
13. WARRANTIES, DISCLAIMERS AND LIMITATIONS OF LIABILITY.
     13.1 NOBLE represents and warrants that it has the right, under its agreement(s) with UGARF, to grant rights to CERES as set forth in this Agreement.
     13.1.1 Copies of relevant agreements by and between UGARF and NOBLE that concern or relate, directly or indirectly, to the rights transferred to NOBLE to produce, use, sell and/or commercially exploit the LICENSED VARIETIES are included in ANNEXES A and B. NOBLE will notify CERES within ten (10) days, in writing, of any modification to, or notice of termination or termination of its agreement(s) with UGARF.
     13.2 EXCEPT AS SET FORTH IN THIS ARTICLE, THE PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER PARTY HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     13.3 IN NO EVENT SHALL EITHER PARTY BE HELD RESPONSIBLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFIT ARISING OUT OF THE USE OF ANY INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT, OR THE IMPLEMENTATION OF THIS AGREEMENT, EVEN IF SUCH PARTY IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

     13.4 NOBLE shall not be liable under any circumstances, whether in contract, in tort, under any warranty, in negligence or otherwise, for any incidental, indirect, special or consequential damages resulting from the exercise of CERES’ rights under the option and/or license granted pursuant to this Agreement or from the production, sale, storage, use or attempted use of the LICENSED VARIETIES, including, but not limited to, damage to real or personal property, including land, livestock, crops, plants, seed or feed crop.
     13.5 Nothing in this Agreement shall be construed as:
(a)	A warranty or representation by either party as to the validity or scope of any INTELLECTUAL PROPERTY RIGHTS, patent rights or plant variety rights;

(b)	A warranty or representation by either party that anything made, used, sold or otherwise disposed of pursuant to any license granted under this Agreement is or will be free from infringement of patents of third parties;

(c)	Any obligations by either party to bring or prosecute actions or suits against third parties for patent infringement; and

(d)	A grant by implication, estoppel, or otherwise of any licenses under any intellectual property rights of NOBLE or other persons other than as provided in Paragraph 2.1 hereof.
14. INDEMNIFICATION.
     Excluding those acts directly attributable to the gross negligence or willful misconduct of NOBLE, CERES agrees to indemnify, hold harmless and defend NOBLE and UGARF, its trustees, officers, employees and agents and the breeders (as named in the INTELLECTUAL PROPERTY RIGHTS, if any) against any and all liability and/or damages with respect to any claims, suits, demands, judgments or causes arising out of (a) the production, development, storage, sale or any other use of the seed of the LICENSED VARIETIES and/or exercise of rights granted hereunder by CERES, its SUBLICENSEES, distributors, agents, representatives or AFFILIATED COMPANIES; (b) the use by end-users and other third parties of the seed of a LICENSED VARIETY; and/or (c) any representation, warranty or statement by CERES, its SUBLICENSEES, distributors, agents, representatives or AFFILIATED COMPANIES, concerning NOBLE, UGARF, a LICENSED VARIETY or any INTELLECTUAL PROPERTY RIGHTS. In the event any such claims, demands or actions are made, CERES shall defend NOBLE and/or UGARF at CERES’ sole expense by counsel selected by CERES and reasonably acceptable to NOBLE. NOBLE shall promptly notify CERES, in writing, of any such claims, suits or demands upon discovery and shall cooperate with CERES in the defense, provided that CERES shall have the right to lead the defense including entering into any settlement. CERES will keep NOBLE informed about the conduct of the defense and consult NOBLE regarding any settlement proposals.
15. PUBLICITY AND USE OF NAMES.
     15.1 Neither party shall publicize or disclose the terms of this Agreement without the prior written approval of the other party, subject to the same exceptions as set forth in Paragraph 11.3(a) through (d).

     15.2 Neither party shall use the names, trademarks, design marks or any markings of UGARF, the Board of Regents or UGA in any publicity, advertising or news release without the prior, written approval of an authorized representative of UGARF.
     15.3 CERES, any AFFILIATED COMPANY and any SUBLICENSEE may make known in promotional materials and technical literature that the LICENSED VARIETY was evaluated and developed for commercialization at NOBLE and seed is produced, marketed and sold under a (sub-) license from NOBLE; provided however, that such use shall not state or otherwise imply that NOBLE has any relationship with CERES outside its publicized relationships (e.g., licensor-licensee, etc.). NOBLE shall have the right to review and must pre-approve, in writing, any and all such provided materials and technical literature that references NOBLE or its employees prior to its public release.
     15.4 CERES, any AFFILIATED COMPANY and any SUBLICENSEE shall include on (or affix to) the seed packaging (e.g., bag, container, seed tag) and promotional materials, if so elected by NOBLE, a NOBLE-specific mark provided to CERES by NOBLE. NOBLE shall have the right to review and must pre-approve, in writing, any and all materials, including seed packaging, that includes or is intended to include the NOBLE-specific mark referenced in this paragraph.
16. DISPUTE RESOLUTION.
All disputes, differences or questions arising out of or in connection with this Agreement or its ANNEXES, or related to the alleged breach, termination, validity, interpretation or violation thereof, shall be submitted to the MANAGEMENT COMMITTEE (as defined in the MRA) for resolution, which shall convene, whether in person or otherwise, to resolve such dispute in a timely manner. Either party may initiate a resolution procedure by providing written notice (“Dispute Notice”) to the other party, and any such Dispute Notice must set forth the subject matter of the dispute, difference or question. If after sixty (60) days the dispute remains unresolved, the presidents of CERES and NOBLE shall seek to resolve the dispute through negotiation or mediation. If negotiation is elected, the parties agree that at least eight (8) cumulative hours of negotiations between the presidents will be undertaken. If mediation is elected, the presidents will meet at a neutral site for mediation. Unless agreed to otherwise, the neutral site shall be Denver, Colorado. The mediation shall be conducted in accordance with the then existing Commercial Mediation Rules of the American Arbitration Association (AAA). The mediator shall be selected by mutual agreement of the parties. If the parties cannot agree on a mediator, AAA shall designate a mediator at the request of either party. Any mediator so designated must be acceptable to both parties. Fees for the mediation will be shared equally, and the parties will responsible for their respective expenses. Settlement reached in mediation or negotiation will not be binding until the parties have signed a written settlement agreement.
Any dispute, controversy, or claim arising out of or in connection with this Agreement or its ANNEXES, or related to the alleged breach, termination, validity, interpretation or violation thereof, not settled by negotiation or mediation in accordance with the terms hereof, shall be finally settled and determined by arbitration administered by the AAA under its then current Commercial Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Commercial Disputes) (the “Rules”). The written reasoned award of the arbitrators shall be final and binding upon the parties, and judgment on or enforcement of the award so rendered may be sought, had or entered in any court having jurisdiction.

(a)	Initiation of Arbitration. Any party may initiate arbitration by filing a written request for arbitration with the AAA. A copy of the request shall be furnished to all other parties in accordance with the provisions of the Rules and the provisions in the agreement between the parties concerning notices. For all purposes the “commencement of the arbitration” shall be deemed to be the date on which any party issues a written demand for arbitration in accordance with the requirements of Article 18.

(b)	Appointment of Arbitrators. Each party shall appoint an arbitrator, and the two arbitrators so appointed shall appoint the third arbitrator. The party initiating the arbitration shall appoint its arbitrator at the commencement of the arbitration. The other party shall appoint its arbitrator within thirty (30) days of the commencement of the arbitration. If the arbitrators appointed by the parties fail to appoint the third arbitrator within sixty (60) days of the commencement of the arbitration, the AAA shall appoint the third arbitrator following consultation with the parties.

(c)	Qualifications of Arbitrators. Each arbitrator so appointed shall have a reputation as being experienced in the legal and technical matters related to the dispute, shall be required to disclose, among other disclosures, any prior involvement with the legal and technical matters related to the dispute and any involvement with a competitor of any party, and shall not be presently nor in the past have been affiliated with any party or a competitor of any party. Notwithstanding the method of their appointment, each arbitrator shall be required to meet the standards contained in the Rules with respect to impartiality, independence and neutrality.

(d)	Location of the Arbitration. The seat of arbitration shall be Denver, Colorado. The arbitrators may hold hearings at such other locations as the arbitrators shall determine, after consultation with the parties.

(e)	Language of Arbitration. The arbitral proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or true copy thereof.

(f)	Procedural Requirements. The arbitrators shall, after consultation with the parties, make appropriate provision in the arbitration process for rules specific to this arbitration which:
(i)	require the disclosure of all exhibits expected to be used by the parties at the arbitration, and the exchange of complete copies of all such exhibits in advance of the arbitration;

(ii)	determine the dates for the exchange of said written disclosures and copies of said exhibits;

(iii)	require the written disclosure of the identity of all witnesses whom the parties expect to call at the arbitration;

(iv)	determine the dates for the exchange of the written disclosures of the identity of witnesses which the parties expect to call at the arbitration;

(v)	determine the dates for the exchange of sworn narrative statements containing the testimony of all witnesses whom the parties expect to call at the arbitration;

(vi)	require that the sworn narrative testimony of witnesses be submitted in substitution for the direct examination of the witness, and that all witnesses whose sworn testimony is submitted for consideration by the arbitrators must present him or herself for cross examination at the time and place of the arbitration hearing, unless some other procedure providing the parties with a full and complete opportunity for cross-examination has been established and provided by the arbitrators, the parties and the witness:

(vii)	prohibit, except upon a showing of good cause, or for purposes of rebuttal, the receipt into evidence of any exhibit not disclosed by the parties, nor shall the arbitrators permit a party to present the testimony of any witness whose identity and testimony was not exchanged prior to the arbitration;

(viii)	permit discovery as reasonable and necessary for the orderly preparation of the dispute for hearing and determination of the dispute (said discovery may include requests for production of documents and depositions of witnesses who cannot be summoned to the arbitration or are otherwise unavailable to attend the arbitration); and

(ix)	require all parties and experts to maintain all information and documents they have received , reviewed, exchanged or given testimony about in confidence pursuant to an appropriate confidentiality undertaking and order.
(g)	Limitation on Remedies. The arbitrators are precluded from awarding punitive or exemplary damages. In no event shall the arbitrators have the powers of an amiable compositeur.

(h)	Resort to the Courts. Nothing in this Agreement prohibits any party from seeking interim or conservatory relief in any court of competent jurisdiction; provided however, that neither the filing of an application for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, nor the granting of such relief, shall be deemed to be a waiver of the obligation of the party to have the dispute heard and determined solely and exclusively by arbitration.

(i)	Survival. The rights and obligations of the parties as described herein shall survive the termination, expiration, non-renewal or rescission of the Agreement between the parties.
17. GENERAL.
     17.1 Entire Agreement/Modifications. This Agreement together with its ANNEXES constitutes the entire agreement between the parties hereto with respect to the subject matter hereof,

and there are no representations, warranties, covenants or obligations except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto relating to the subject matter hereof. This Agreement may only be amended, modified or superseded by a writing executed by the authorized representative of the parties hereto. Pursuant to the obligations of this Agreement, the parties anticipate that ANNEXES will be attached to and become part of this Agreement during its term.
     17.2 Severability. This Agreement, to the greatest extent possible, shall be construed so as to give validity to all of the provisions hereof. If any provision of this Agreement is or becomes invalid, is ruled illegal by a court of competent jurisdiction or is deemed unenforceable under the current applicable law from time to time in effect during the term of this Agreement, the remainder of this Agreement will not be affected or impaired thereby and will continue to be construed to the maximum extent permitted by law. In lieu of each provisions which is invalid, illegal or unenforceable, there will be substituted or added as part of this Agreement by mutual written agreement of the parties, a provision which will be as similar as possible, in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but will be valid, legal and enforceable.
     17.3 Waiver. No failure or delay by either party in exercising any right or remedy under this Agreement will waive any provision of this Agreement. Nor will any single or partial exercise by either party of any right or remedy under this Agreement preclude it from otherwise or further exercising any rights or remedies which it may have, or any other rights or remedies granted by any law or any related document.
     17.4 Enforcement. In the event an action is commenced by either party against the other to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, court costs and necessary disbursements incurred in connection with such action.
     17.5 Licensor-Licensee Relationship. The relationship of the parties is that of independent contractors and licensor-licensee. Nothing herein is intended or will be construed to establish any agency, partnerships, or joint ventures. Neither party has any authority to act for and/or to bind the other party in any way or to represent that either is in any way responsible for the acts of the other, except as may be explicitly provided for herein or authorized by the non-acting party in writing. Neither party is authorized or empowered to act as an agent for the other party for any purpose, nor shall either party be bound by the acts or conduct of the other party.
     17.6 Assignablility. This Agreement binds and enures to the benefit of the parties, their successor or assigns, but may not be assigned by either party without the prior written consent of the other party; provided however, that CERES shall have the right to assign its rights and obligations under this Agreement to any AFFILIATED COMPANY and either party shall have the right to assign its rights and obligations under this Agreement to a third party in conjunction with the transfer to the third party of substantially all of the assets of that party associated with performance under this Agreement without prior consent.
     17.7 Force Majeure. No party shall be responsible to the other party for delay or failure in performance of any the obligations imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, wind storm, hailstorm, earthquake, subsidence of soil, failure of machinery or equipment or supply of materials, discontinuity in the supply of power, court order or governmental interference, terrorist attacks, civil commotion, riot, war, strikes, labor disturbances, transportation difficulties, labor shortage, natural genetic variation of any living matter or by any other cause of like or unlike nature beyond the reasonable control and without fault or negligence of such party.
     17.8 Choice of Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of law thereof.
     IN WITNESS WHEREOF, CERES and NOBLE have caused this Agreement to be duly executed as indicated below.

THE SAMUEL ROBERTS NOBLE FOUNDATION, INC.		CERES, INC.

By:	/s/ Michael A. Cawley	By:	/s/ Richard Flavell

Name:	Michael A. Cawley	Name:	Richard Flavell, CBE, FRS
Title:	President	Title:	Chief Scientific Officer
Date:	December 30, 2008	Date:

By:	/s/ Steven Rhines	By:	/s/ Richard Hamilton

Name:	Steven Rhines	Name:	Richard Hamilton

Title:	Vice President	Title:	President & Chief Executive Officer

Date:	30 Dec 2008	Date:

ANNEX A
COPY OF UGARF NF/GA993 LICENSE
(Recitals and Paragraph 13.1.1)
[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

ANNEX B
COPY OF UGARF NF/GA992 and NF/GA993 LICENSE AMENDMENT
(Recitals and Paragraph 13.1.1)
[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

ANNEX C
INTELLECTUAL PROPERTY RIGHTS for the LICENSED VARIETY
(Paragraph 1.10)

INTELLECTUAL
LICENSED VARIETY	COMMERCIAL NAME	PROPERTY RIGHTS
NF/GA993	EG1101	[PATENT APPL NO]
NF/GA993	EG1101	[PATENT APPL NO]
NF/GA993	EG1101	[PVP APPL NO]
NF/GA992	EG1102	[PATENT APPL NO]
NF/GA992	EG1102	[PATENT APPL NO]
NF/GA992	EG1102	[PVP APPL NO]

ANNEX D
MARKETING PLAN
(Paragraph 1.17)
1.	TIMING

The MARKETING PLAN is to cover a five year period and shall be reviewed annually with adjustments made for further five year periods in line with market conditions (or projections of the same) and the agronomic performance of the LICENSED VARIETY.

2.	POSITIONING

An assessment of the potential of the LICENSED VARIETY in an identified market.

3.	PROMOTION

Details of all project promotional activities, plus anticipated, related expenditures, that are intended to the LICENSED VARIETY achieves its maximum market potential.

4.	DISTRIBUTION

Details of the proposed distribution network and activities for supporting the distributor or retailer plus anticipated promotion activities of the distributor/retailer. NOTE: If the anticipated distribution network includes the creation of a new seed company, details regarding this important component should be included here.

5.	EVALUATION

Details of planned evaluation and demonstration, if any.

6.	PROTECTION

Anticipated intellectual property protection requirements.

7.	SEED SALES

Estimated sales including grade of seed, volume and price and country of destination.

8.	ROYALTY INCOME
a.	Estimated royalty payments; and

b.	Commencement date of payment.
9.	SEED PRODUCTION

Estimated production, including grade of seed, land area to be sown, estimated production and harvest date.